GOOSEHEAD INSURANCE, INC. ANNOUNCES FIRST QUARTER 2021 RESULTS - GROWTH ACCELERATES
- Revenue Growth Accelerated to 53% Over Prior-Year-Period to $31.2 Million -
- Core Revenue Growth Accelerated to 47% Over Prior-Year-Period to $26.7 Million -
- Total Written Premium Growth Accelerated to 49% over Prior Year Period -
- Total Franchises and Corporate Sales Headcount Growth Accelerated to 61% and 51%, Respectively -
- Raising 2021 Outlook for Total Written Premiums and Revenue -

WESTLAKE, TEXAS - April 29, 2021 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the first quarter ended March 31, 2021.

First Quarter 2021 Highlights
•Total Revenues grew organically 53% to $31.2 million in the first quarter of 2021
•    Core Revenues* of $26.7 million increased 47%
•    First quarter net loss of $(1.1) million; net loss attributable to Goosehead Insurance, Inc. of $(0.4) million or $(0.02) per basic share and $(0.02) per diluted share
•    First quarter Adjusted EBITDA* of $2.1 million, up 73% from $1.2 million in the prior year.
•    First quarter Adjusted EPS* of $0.03 per share.
•    Total written premiums placed increased 49% from the prior-year period to $319 million
•    Policies in force grew 49% from the prior-year period to 788,000
•    Corporate sales headcount of 363 was up 51% year-over-year
•    Total franchises increased 61% compared to the prior year period to 1,628; operating franchises grew 45% compared to the prior-year period to 987
*Core Revenue, Adjusted EPS, and Adjusted EBITDA are non-GAAP measures. Reconciliations of Core Revenue to total revenues, Adjusted EBITDA to net income and Adjusted EPS to basic earnings per share, the most directly comparable financial measures presented in accordance with GAAP, are set forth in the reconciliation table accompanying this release.

“Our first quarter of 2021 demonstrated accelerating growth in our business yet again and a formidable and expanding competitive moat,” stated Mark E. Jones, Chairman and CEO. “Our premiums, policies in force, core revenues, corporate agent count, and total franchise count all saw increased momentum in the quarter, benefiting from the significant investments we have made over the past several years. Our expanding depth of talent in the organization and improvements to our technology platform are enhancing our recruiting and onboarding capabilities, as evidenced by the strong growth in franchise count in the quarter. With our expanding geographic footprint, we are well positioned heading into the summer corporate agent recruiting season. This strong start to the year further validates the strength and consistency of our unique business, as the advantages of a choice model, knowledgeable agents, outstanding service, and industry leading technology continue to resonate with our clients. I want to thank our employees and franchises for their amazing efforts as we progress towards our long-term goal of becoming the leading distributor of personal lines insurance in the U.S.”

First Quarter 2021 Results
For the first quarter of 2021, revenues were $31.2 million, an increase of 53% compared to the corresponding period in 2020. Core Revenues, a non-GAAP measure which excludes contingent commissions and initial franchise fees, were $26.7 million, a 47% increase from $18.2 million in the prior year period. Core Revenues are the most reliable revenue stream for the Company, consisting of New Business Commissions, Agency Fees, New Business Royalty Fees, Renewal Commissions, and Renewal Royalty Fees. Core Revenue growth was driven by growth in corporate agents and operating franchises (which were driven by investments in our recruiting team in 2019 and prior), productivity improvements in the Franchise Channel, and continued high levels of retention. The Company accelerated total written premium growth, which is the leading indicator of future revenue growth, to 49% in the first quarter, compared to 46% growth in the first quarter of 2020 and 45% growth for all of 2020.

Total operating expenses for the first quarter of 2021 were $32.0 million, up 58% from $20.2 million in the prior-year period. The increase from the prior period was due to larger employee compensation and benefits expenses related to ongoing investments in our corporate agents, franchise sales team, and information systems developers. Also, the Company continued to expand its real estate footprint and invest in our technology roadmap, with enhancements to our client-facing portal and numerous additional carrier integration projects, which grew the Company’s general and administrative expenses for the quarter.

Net loss for the first quarter of 2021 was $(1.1) million. Under ASC 606, we expect to continue to experience seasonality in our earnings throughout each year due to insurance sales patterns and recognition of contingent commissions, with the bulk of contingents realized in the latter part of the year. Net loss attributable to Goosehead Insurance, Inc. for the first quarter of 2021 was $(0.4) million, or $(0.02) per basic share and $(0.02) per diluted share. Adjusted EPS for the first quarter of 2021, which excludes equity-based compensation, was $0.03 per share. Total Adjusted EBITDA was $2.1 million for the first quarter of 2021.

Liquidity and Capital Resources
During the first quarter, the Company generated $7.9 million of operating cash flow, which brought the balance of cash and cash equivalents to $30.8 million as of March 31, 2021. We also had an unused line of credit of $19.7 million at quarter end. Total outstanding term note payable balance was $78.0 million as of March 31, 2021.

2021 Outlook
Based on our experience to date, the Company is raising its full-year 2021 outlook with respect to total written premiums and revenue:
•    Total written premiums placed for 2021 are expected to be between $1.50 billion and $1.56 billion, representing organic growth of 40% on the low end of the range to 45% on the high end of the range. Prior guidance issued was for organic premium growth between 38% and 44%.
•    Total revenues for 2021 are expected to be between $146 million and $156 million, representing organic growth of 25% on the low end of the range to 33% on the high end of the range. This assumes continued strong growth in Core Revenue and a return in 2021 to a more normalized level of Ancillary Revenue following a record year in 2020. Prior guidance issued was for organic revenue growth between 23% and 32%.

Conference Call Information
Goosehead will host a conference call and webcast today at 4:30 PM ET to discuss these results.

The dial-in number for the conference call is (855) 327-6837 (toll-free) or (631) 891-4304 (international). Please dial the number 10 minutes prior to the scheduled start time.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.gooseheadinsurance.com.

A webcast replay of the call will be available at http://ir.gooseheadinsurance.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services throughout the United States.

Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 140 insurance companies that underwrite personal lines and small commercial lines risks, and its operations include a network of ten corporate sales offices and over 1,628 operating and contracted franchise locations. For more information, please visit gooseheadinsurance.com.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the economic effects of the COVID-19 pandemic, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor and Media Contact:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: dan.farrell@goosehead.com; IR@goosehead.com; PR@goosehead.com

Goosehead Insurance, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenues:
Commissions and agency fees	$17,534	$11,811
Franchise revenues	13,433	8,445
Interest income	261	169
Total revenues	31,228	20,425
Operating Expenses:
Employee compensation and benefits	21,309	13,503
General and administrative expenses	9,274	5,872
Bad debts	447	309
Depreciation and amortization	1,000	540
Total operating expenses	32,030	20,224
Income from operations	(802)	201
Other Income (Expense):
Other income	20	66
Interest expense	(601)	(604)
Income before taxes	(1,383)	(337)
Tax expense (benefit)	(294)	(41)
Net income	(1,089)	(296)
Less: net income attributable to non-controlling interests	(693)	(140)
Net income attributable to Goosehead Insurance, Inc.	$(396)	$(156)
Earnings per share:
Basic	$(0.02)	$(0.01)
Diluted	$(0.02)	$(0.01)
Weighted average shares of Class A common stock outstanding
Basic	18,375	15,564
Diluted	18,375	15,564

Goosehead Insurance, Inc.
Consolidated Supplemental Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenues:
Core Revenue:
Renewal Commissions(1)	$7,757	$5,733
Renewal Royalty Fees(2)	8,746	5,386
New Business Commissions(1)	4,616	3,333
New Business Royalty Fees(2)	3,157	2,048
Agency Fees(1)	2,424	1,686
Total Core Revenue	26,700	18,186
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,432	978
Interest Income	261	169
Total Cost Recovery Revenue	1,693	1,147
Ancillary Revenue:
Contingent Commissions(1)	2,737	1,059
Other Income(2)	98	33
Total Ancillary Revenue	2,835	1,092
Total Revenues	31,228	20,425
Operating Expenses:
Employee compensation and benefits	21,309	13,503
General and administrative expenses	9,274	5,872
Bad debts	447	309
Depreciation and amortization	1,000	540
Total operating expenses	32,030	20,224
Income from operations	(802)	201
Other Income (Expense):
Other income	20	66
Interest expense	(601)	(604)
Income before taxes	(1,383)	(337)
Tax (benefit) expense	(294)	(41)
Net Income	(1,089)	(296)
Less: net income attributable to non-controlling interests	(693)	(140)
Net Income attributable to Goosehead Insurance Inc.	$(396)	$(156)

Earnings per share:
Basic	$(0.02)	(0.01)
Diluted	$(0.02)	(0.01)
Weighted average shares of Class A common stock outstanding
Basic	18,375	15,564
Diluted	18,375	15,564
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of operations within Goosehead’s Form 10-Q for the three months ended March 31, 2021 and 2020.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of operations within Goosehead’s Form 10-Q for the three months ended March 31, 2021 and 2020.

Goosehead Insurance, Inc.
Segment Information
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31, 2021
	Franchise Channel	Corporate Channel	Other	Total
Revenues:
Core Revenue:
Renewal Commissions(1)	$—	$7,757	$—	$7,757
Renewal Royalty Fees(2)	8,746	—	—	8,746
New Business Commissions(1)	—	4,616	—	4,616
New Business Royalty Fees(2)	3,157	—	—	3,157
Agency Fees(1)	—	2,424	—	2,424
Total Core Revenue	11,903	14,797	—	26,700
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,432	—	—	1,432
Interest Income	261	—	—	261
Total Cost Recovery Revenue	1,693	—	—	1,693
Ancillary Revenue:
Contingent Commissions(1)	2,116	621	—	2,737
Other Income(2)	98	—	—	98
Total Ancillary Revenue	2,214	621	—	2,835
Total Revenues	15,810	15,418	—	31,228
Operating expenses:
Employee compensation and benefits, excluding equity based compensation	7,569	11,799	—	19,368
General and administrative expenses	4,213	4,506	555	9,274
Bad debts	161	286	—	447
Total Operating Expenses	11,943	16,591	555	29,089
Adjusted EBITDA	3,867	(1,173)	(555)	2,139
Other income (expense)	20	—	—	20
Equity based compensation	—	—	(1,941)	(1,941)
Interest expense	—	—	(601)	(601)
Depreciation and amortization	(647)	(353)	—	(1,000)
Income tax benefit	—	—	294	294
Net income	$3,240	$(1,526)	$(2,803)	$(1,089)
December 31, 2020:
Total Assets	$81,704	$29,295	$81,607	$192,606

(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of operations within Goosehead’s Form 10-Q for the three months ended March 31, 2021 and 2020.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of operations within Goosehead’s Form 10-Q for the three months ended March 31, 2021 and 2020.

Goosehead Insurance, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	March 31,	December 31,
	2021	2020
Assets
Current Assets:
Cash and cash equivalents	$30,797	$24,913
Restricted cash	1,158	1,323
Commissions and agency fees receivable, net	4,895	18,604
Receivable from franchisees, net	3,379	2,100
Prepaid expenses	7,575	3,705
Total current assets	47,804	50,645
Receivable from franchisees, net of current portion	20,423	18,179
Property and equipment, net of accumulated depreciation	17,671	16,650
Right-of-use asset	23,033	22,513
Intangible assets, net of accumulated amortization	639	549
Deferred income taxes, net	77,753	73,363
Other assets	5,283	3,938
Total assets	$192,606	$185,837
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$7,179	$8,101
Premiums payable	1,158	1,323
Lease liability	3,358	3,203
Contract liabilities	4,744	4,233
Note payable	4,000	3,500
Total current liabilities	20,439	20,360
Lease liability, net of current portion	33,310	32,933
Note payable, net of current portion	78,474	79,408
Contract liabilities, net of current portion	33,010	29,968
Liabilities under tax receivable agreement, net of current portion	63,678	61,572
Total liabilities	228,911	224,241
Class A common stock, $0.01 par value per share - 300,000 shares authorized, 18,448 shares issued and outstanding as of March 31, 2021, 18,304 shares issued and outstanding as of December 31, 2020	184	183
Class B common stock, $0.01 par value per share - 50,000 shares authorized, 18,314 issued and outstanding as of March 31, 2021, 18,447 shares issued and outstanding as of December 31, 2020	183	184
Additional paid in capital	32,292	29,371
Accumulated deficit	(35,008)	(34,614)
Total stockholders' equity	(2,349)	(4,876)
Non-controlling interests	(33,956)	(33,528)
Total equity	(36,305)	(38,404)
Total liabilities and equity	$192,606	$185,837

Goosehead Insurance, Inc.
Reconciliation Non-GAAP Measures to GAAP
This release includes Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS that are not required by, nor presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:
•"Core Revenue" is a supplemental measure of our performance and includes Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. We believe that Core Revenue is an appropriate measure of operating performance because it summarizes all of our revenues from sales of individual insurance policies.
•"Cost Recovery Revenue" is a supplemental measure of our performance and includes Initial Franchise Fees and Interest Income. We believe that Cost Recovery Revenue is an appropriate measure of operating performance because it summarizes revenues that are viewed by management as cost recovery mechanisms.
•"Ancillary Revenue" is a supplemental measure of our performance and includes Contingent Commissions and Other Income. We believe that Ancillary Revenue is an appropriate measure of operating performance because it summarizes revenues that are ancillary to our core business.
•"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.
•"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue excluding other non-operating items. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
•"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management because it eliminates the impact of items that do not relate to business performance and helps measure our profitability on a consolidated level.
While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.
The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the three months ended March 31, 2021 and 2020 (in thousands):

	Three Months Ended March 31,
	2021	2020
Total Revenues	$31,228	$20,425

Core Revenue:
Renewal Commissions(1)	$7,757	$5,733
Renewal Royalty Fees(2)	8,746	5,386
New Business Commissions(1)	4,616	3,333
New Business Royalty Fees(2)	3,157	2,048
Agency Fees(1)	2,424	1,686
Total Core Revenue	26,700	18,186
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,432	978
Interest Income	261	169
Total Cost Recovery Revenue	1,693	1,147
Ancillary Revenue:
Contingent Commissions(1)	2,737	1,059
Other Income(2)	98	33
Total Ancillary Revenue	2,835	1,092
Total Revenues	$31,228	$20,425
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of operations.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of operations.
The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for the three months ended March 31, 2021 and 2020 (in thousands):

	Three Months Ended March 31,
	2021	2020
Net income (loss)	$(1,089)	$(296)
Interest expense	601	604
Depreciation and amortization	1,000	540
Tax expense (benefit)	(294)	(41)
Equity-based compensation	1,941	498
Other income (expense, including state franchise tax)	(20)	(66)
Adjusted EBITDA	$2,139	$1,239
Adjusted EBITDA Margin(1)	7%	6%
(1) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($2,139 / 31,228) and ($1,239 / 20,425) three months ended March 31, 2021 and 2020.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the three months ended March 31, 2021 and 2020 (in thousands, except per share amounts). Note that totals may not sum due to rounding:

	Three Months Ended March 31,
	2021	2020
Earnings per share - basic (GAAP)	$(0.02)	$(0.01)
Add: equity-based compensation(1)	0.05	0.01
Adjusted EPS (non-GAAP)	$0.03	$—
(1) Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [ $1.9 million / ( 18.4 million + 18.4 million )] for the three months ended March 31, 2021 and [ $498 thousand / ( 15.6 million + 20.7 million )] for the three months ended March 31, 2020.

Goosehead Insurance, Inc.
Key Performance Indicators

	March 31, 2021	December 31, 2020	March 31, 2020
Corporate sales agents < 1 year tenured	200	207	130
Corporate sales agents > 1 year tenured	163	157	111
Operating franchises < 1 year tenured (TX)	47	43	22
Operating franchises > 1 year tenured (TX)	192	185	181
Operating franchises < 1 year tenured (Non-TX)	313	285	233
Operating franchises > 1 year tenured (Non-TX)	435	378	243
Policies in Force	788,000	713,000	530,000
Client Retention	88%	88%	88%
Premium Retention	90%	89%	90%
QTD Written Premium (in thousands)	$318,895	$285,209	$214,137
Net Promoter Score ("NPS")	92	92	89